                                Exhibit (m)(33)

                     Form of Mutual Fund Service Agreement
                       Between A.G. Edwards & Sons, Inc,.
                         The One Group Services Company
                                      And
                             One Group Mutual Funds



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                         MUTUAL FUND SERVICE AGREEMENT


          This Mutual Fund Service agreement ("Agreement") is entered into by and among A.G. Edwards & Sons, Inc. ("Edwards"), The One Group Services Company ("Distributor") and One Group Mutual Funds ("Fund Company"). WHEREAS, the Fund Company is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940 ("1940 Act") and offers for sale shares of beneficial interest, which may include shares issued in separate series or classes (individually, a "Fund" and collectively, the "Funds");

          WHEREAS, the Distributor is the principal underwriter and distributor for the Fund Company and wishes to make shares of the Funds, as listed on Exhibit A, available to clients of Edwards at net asset value without the imposition of initial or contingent deferred sales charges, miscellaneous fees or charges, or exchange fees, if any;

          WHEREAS, Edwards is offering to its clients one or more investment advisor and/or custody programs pursuant to which such clients will purchase Fund shares included in such programs (each a "Program" and collectively, the "Program");

          WHEREAS, Edwards wishes to make Fund shares available to its clients through one or more investment advisory and/or custody programs and has entered into a separate written agreement with each Fund or its transfer, shareholder servicing and/or other agent to facilitate the transmission of information regarding such accounts through the NETWORKING system of the National Securities Clearing Corporation ("NSCC") (that agreement and any exhibits thereto, the "NETWORKING Agreement"); and

          WHEREAS, the NETWORKING Agreement contemplates that Edwards will provide certain services to its clients in accordance with NETWORKING matrix level 3, or other matrix level deemed appropriate by Edwards, as established by NSCC, and Edwards is willing to provide these and related services.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein, the parties agree as follows:

1.        Availability of Fund Shares to Edwards' Clients.
          -----------------------------------------------

          (a) Edwards agrees to make Fund shares available to its clients pursuant to the policies and procedures set forth in this Agreement, the NETWORKING Agreement, applicable NSCC rules and procedures (including those governing the processing and settlement of purchase, exchange, and redemption orders through the NSCC's Fund/Serv system), and any other procedures that the parties may agree upon from time to time. Edwards may determine to make shares of a Fund available to, and to perform any services for, only those Edwards clients who, in order to participate in Edwards' mutual fund service, have transferred shares of that Fund (or, for clients who wish to exchange into a Fund, another Fund that is distributed by the Fund Company and has exchange privileges with the Fund) into their Edwards brokerage accounts. With regard to each transaction in shares of a Fund for, and any services provided to, an Edwards client pursuant to this Agreement: (i) Edwards will act solely as agent for its client; (ii) Edwards will initiate transactions only upon its client's orders; (iii) the Fund Company or its designee will execute transactions only upon receiving instructions from Edwards as agent for its clients; (iv) as between Edwards and its clients, the client will have full beneficial ownership of all Fund shares; and (v) each transaction will be for the


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client's account and not for Edwards' own account. Each transaction will be without recourse to Edwards.

          (b) Edwards agrees to make Fund shares available to its clients only at the net asset value, as determined in accordance with the Fund's current statutory prospectus ("Prospectus") and current statement of additional information ("SAI"), whether in paper or electronic format, each as included in the Fund's currently effective registration statement (or post-effective attachment thereto) filed with the SEC pursuant to the Securities Act of 1933 ("1933 Act"). Edwards assumes no responsibility or liability for the determination of such price. Edwards agrees to deliver or cause to be delivered to each client, at or prior to the time of any purchase of shares of a Fund, a copy of the Prospectus of the Fund, unless such Prospectus already has been furnished to the client. The Fund Company hereby represents and warrants that a copy of the Fund's Prospectus has been furnished to each client who opens an account directly with a Fund and thereafter transfers those shares into an Edwards brokerage account. The Fund Company further agrees to furnish all information, documents, etc., as required by statute, rule or regulation, including, without limitation, semi-annual reports, annual reports and proxy materials, to clients owning shares of any Fund. Edwards agrees to deliver or cause to be delivered, upon request by a client, a copy of the SAI of the Fund.

          (c) Edwards agrees to place orders for Fund shares only to cover purchase orders that Edwards has previously received from its clients.

          (d) Edwards will not withhold placing clients' orders so as to profit itself as a result of such withholding (for example, by a change in a Fund's net asset value from that used in determining the offering or redemption price to Edwards' clients).

          (e) The Fund Company or its designee will not accept conditional orders for Funds shares. All orders are subject to acceptance or rejection by the Fund Company or its designee in either's sole discretion.

          (f) The Fund Company hereby appoints Edwards as limited agent for the sole purpose of receiving orders. On any business day ("Day One"), Edwards may accept orders for the purchase of Fund shares, subject to the provisions noted above. The Fund Company or its designee will execute orders at the net asset value as determined as of the close of trading on Day One, provided, that
(i) Edwards received such orders prior to the time the net asset values of the Funds were priced in accordance with their then current prospectus on Day One,
(ii) such orders were received by the Fund Company or its designee by 8:00 a.m. Central Time on Day Two; and (iii) payment for net purchase orders was received by the Fund Company by 12:00 p.m. in accordance with Section 1(g). If any of the above conditions is not met, the orders will be executed at the net asset value next calculated after all of the above conditions are met. The Fund Company will provide Edwards with a daily price sheet via facsimile by 5:30 p.m. Central Time.

          (g) Payment for Fund shares purchased by Edwards shall be made on T+1 or T+3 in accordance with FUND/SERV procedures unless the parties mutually agree otherwise. If such payment is not received by the Fund Company or its designee in accordance with the terms of the foregoing sentence, the Fund Company or its designee reserves the right, without notice, either to cancel the sales, or, at its option, to sell the shares ordered back to such a Fund, and in either case, the Fund Company may hold Edwards responsible for any direct loss suffered by the Fund Company or by such Fund resulting from Edwards' failure to make payment as aforesaid.


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


          (h) Unless required by the Prospectus or by any applicable federal or state law, rule, or regulation, certificates evidencing Fund shares will not be available and any transaction in Fund shares will be effected and evidenced by book-entry on the records maintained by the Fund's transfer agent. If Edwards clients submit share certificates for transfer into Edwards brokerage accounts, Edwards will deposit such certificates, properly endorsed, with the Fund or its agent in accordance with the NETWORKING Agreement, applicable NSCC rules and procedures, and any other procedures that the parties may agree upon from time to time.

          (i) The Fund Company or its designee will allow Edwards' home office personnel access to the Edwards' shareowner history records for all Funds, for informational purposes only, via either a dedicated inquiry system or dial-up modem access.

          (j) Transfers from the Programs may require the establishment of non-networking client accounts on the Fund Company's records. The Fund Company or its designee agrees to establish client accounts from information received electronically through the NSCC networking and/or ACATS systems, and will not require additional account documents from the client.

          (k) Nothing in this Agreement will be deemed or construed to make Edwards a partner, employee, representative, or agent of the Distributor, Fund Company or any Fund or to create a partnership, joint venture, syndicate, or association between or among said parties. Neither this Agreement nor the performance of the services of the parties hereunder will be considered to constitute an exclusive arrangement by any party hereto. Notwithstanding the foregoing, when approved by Fund Company, the Fund Company will allow reasonable access to Fund portfolio managers for Edwards' Research/Managed Products Department.

2.        Services to be Provided by Edwards.
          ----------------------------------

          (a) Brokerage accounts in which Edwards clients hold Fund shares will be governed by this Agreement, the NETWORKING Agreement, applicable NSCC rules and procedures, and any other arrangement between Edwards and the Fund Company and/or Distributor relating to the subject matter hereof. The parties agree that each such individual client account will be maintained through the NSCC's NETWORKING system at matrix level 3. Edwards agrees to provide the services assigned to it pursuant to that matrix level ("NETWORKING services") and such other services as Edwards deems necessary and desirable for the operation of its mutual fund service, as consideration for the compensation to be received from the Distributor.

          (b) In addition to the assigned NETWORKING services, Edwards will, in its discretion, perform certain other services intended to facilitate the maintenance of brokerage accounts in which Edwards clients hold Fund shares. These services may include, but are not limited to: mailing duplicate client account statements to investment executives; providing Fund performance systems and materials to help investment brokers assist clients in making their investment decisions; responding to investment brokers requests for cost basis information; and establishing and maintaining systematic withdrawal and automatic investment plans.



3.        Redemption/Repurchase/Transfer of Fund Shares and Exchanges.
          -----------------------------------------------------------


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          (a)    If Edwards effects a redemption on behalf of clients, Edwards agrees to pay such clients not less than the applicable redemption price (i.e., the currently quoted net asset value minus any applicable sales charges or redemption fees) determined as set forth in the then current prospectus of the Fund; provided, however, that it is understood that Edwards assumes no responsibility or liability for the determination of such price.

          (b) Redemption and repurchase orders are subject to such procedures as may be mutually agreed upon from time to time. On any business day ("Day One"), Edwards may accept orders for the redemption of Fund shares, subject to the provisions noted above. The Fund Company will execute orders at the net asset value as determined as of the close of trading on Day One, provided that
(i) Edwards received such orders prior to the time of the net asset values of the Funds were priced in accordance with their then current prospectus on Day One; and (ii) such orders were received by the Fund Company by 9:00 a.m. Central Time on Day Two. If either of the above conditions is not met, the orders will be executed at the net asset value next calculated after both conditions are met.

          (c) Exchanges of shares between Funds will be effected in the manner and subject to the restrictions described in the then current prospectuses of the relevant Funds. The handling of exchanges will be further subject to such other procedures as may be mutually agreed upon from time to time.

4.        Pricing Errors.  The Fund Company agrees to notify Edwards promptly
          --------------
whenever a material error is made in the pricing of shares of a Fund and to indemnify Edwards and hold Edwards harmless against any and all losses, claims, damages, liabilities or expenses (including, but not limited to, any losses suffered by its clients and any additional costs and expenses related to the price correction, such as research costs, expenses related to developing computer software specifically for the price correction, processing overtime and notices to clients) to which Edwards may become subject insofar as any such loss, claim, damage, liability or expense arises out of or is based on any material error made in the pricing of shares of a Fund. Payment shall be made by the Fund Company promptly upon receipt of a bill from Edwards stating the costs of the price correction and the expenses related thereto. In determining materiality for the purposes of this provision, Edwards agrees to follow the pricing error guidelines that the Securities and Exchange Commission has accepted for the net asset value materiality standard. Edwards shall use its best efforts to use the least costly method to correct pricing errors.

5.        Compensation.
          ------------

          (a) With respect to each Fund whose shares are held by an Edwards client through an Edwards brokerage account pursuant to this Agreement, the Distributor will pay Edwards a fee, subject to paragraph 5 (b) below, at the annualized rate of 0.25% of the average aggregate net asset value of Fund shares held by Edwards clients. This fee is to be calculated and accrued daily, starting on the day Fund shares are initially purchased, and paid at such intervals as the parties may determine.

          (b) Such payments by the Distributor will only be derived from payments that the Distributor receives from the Fund Company under a plan pursuant to Rule 12b-1 under the 1940 Act (a "Plan"). Upon execution of an amendment pursuant to Paragraph 12 of the Agreement, the parties may change or discontinue any fee schedule or may issue a new schedule. With respect to services provided after the effective date of any change in or discontinuance of a fee schedule, or the termination of a Plan, any fees will be allowable or payable to Edwards only in accordance with such change, discontinuance, or termination. Services provided before the effective date of any such change, discontinuance, or termination will be subject to the fee schedule that was in effect at the time the services were provided. Except as provided below, termination of a Plan, or reductions in the payments made by the Distributor to


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Edwards thereunder, will not in any way affect, diminish or eliminate the
Distributor's obligation to pay the full amount of fees specified in paragraph 5(a) above.

     (c) The fee payments will be made in such a manner that will distinguish these payments from other fee payments, if any, made to Edwards, using a method mutually agreed to by the parties. Payments through NSCC's commission settlement system will be coded accordingly.

6.   Status as Registered Broker/Dealer. Edwards hereby represents and warrants
     ----------------------------------
that it is duly registered as a broker/dealer under the Securities Exchange Act of 1934 ("1934 Act"); that it is qualified to act as a broker/dealer in the states and jurisdictions where it transacts business; and that, to its knowledge, it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"). Edwards agrees to maintain its broker/dealer registration and qualifications and its NASD membership in good standing throughout the term of this Agreement. Edwards shall be responsible for determining the suitability of any Funds as investments for their customers, and that Distributor and Fund Company has no responsibility for such determination. Each party agrees to abide by all of the rules and regulations of the NASD, including, without limitation, the NASD's Conduct Rules; in particular, Rule 2830 thereof is deemed a part of and is incorporated by reference into this Agreement.

7.   Information Relating to Funds.
     -----------------------------

     (a) No person is authorized to make any representations concerning shares of a Fund that are inconsistent with the Fund's currently effective registration statement, including exhibits thereto, or in the offering documents, sales literature, and marketing materials described in paragraph 7(b) below. Edwards assumes no responsibility or liability for the representations contained in such registration statement or other materials.

     (b) All sales materials, which include, without limitation, promotional materials sales literature, advertisements, press releases, announcements, circulars, research reports, market letters, performance reports or summaries, form letters, whether in print, hypertext, video, audio or other media, and any items derived from the foregoing ("Sales Materials"), will comply in all material respects with the rules and regulations of the SEC, the NASD and any states having such rules and regulations and will be filed with the NASD or SEC and the relevant states as required by the rules and regulations of the NASD, the SEC and such states, respectively.

     (c) Without obtaining prior approval of the Distributor and Fund Company, Edwards will not use any offering documents or Sales Materials concerning Fund shares, other than printed or electronic information provided by the Distributor or Fund Company. Edwards will use its best efforts to ensure that any information provided by the Distributor or Fund Company that is marked confidential, or otherwise indicates that it is intended for internal use only, is not distributed or made available to investors.

8.   Compliance with Regulatory Requirements. The Fund Company represents and
     ---------------------------------------
warrants the following:

     (a) Each Fund has filed a registration statement (a "Registration Statement") with the SEC relating to its shares under the 1933 Act on Form N-1A, including a Prospectus and SAI. The Registration Statement (including the Prospectus and SAI) conforms in all respects to the requirements of the 1933 Act, the 1940 Act and the rules thereunder.


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     (b)  To the extent required by law, each Fund is registered and its shares are qualified for sale in all states and other jurisdictions in the United States unless Edwards in notified in writing to the contrary. Edwards may rely solely on such representation in selling the shares, but the Fund Company assumes no responsibility or obligation as to Edwards' right as a broker-dealer to sell shares of the Funds in any state or jurisdiction.

     (c) The then current prospectus for each of the Funds contains such disclosure with respect to fees paid and charges imposed in connection with the sale of the Fund shares as is necessary to comply with the rules and regulations of the NASD, including, without limitation, disclosure of all compensation of the type described in paragraph 5 hereof as required by Rule 2830 of the NASD Rules. Such fees and charges will be in compliance with the rules and regulations of the NASD, including, without limitation, Rule 2830 of the NASD Rules.

     (d) Each investment adviser of each Fund is registered as an investment adviser under the Investment Advisers Act of 1940 and in any state where registration is required.

     (e) The Registration Statement (including the Prospectus and SAI) and any Sales Materials relating to the Fund provided by Fund Company to Edwards do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (f) The foregoing representations and warranties will be true and correct at all times during the term of this Agreement (with references to the Registration Statement being deemed to refer to the Registration Statement in effect at the time such reference is made and to the then current prospectus of the Fund).

9.   Use of Parties' Names. The parties will not use the name of the other party
     ---------------------
in any manner without the other party's written consent, except that advertising, promotional, and other written materials previously reviewed by Fund Company relating to the availability of Fund shares through Edwards may include the names of particular Funds that are available to Edwards clients or may indicate generally that Edwards makes available to its clients certain funds distributed by the Distributor and except as required by any applicable federal or state law, rule or regulation.

10.  Client Lists. The Distributor and the Fund Company agree that they will not
     ------------
use any list of Edward's clients which may be obtained in connection with this Agreement for the solicitation of any product or service, communication of any kind, except such communication as may be required by law, regulation, or administrative order, or the solicitation of exchanges of any other Funds without Edwards' express written consent. However, nothing in this paragraph or otherwise will be deemed to prohibit or restrict the Distributor or the Fund Company in any way from solicitations of any product or service, communications of any kind, or any exchange directed at the general public, provided such solicitation or communication is not based upon such list. The provisions of this paragraph shall apply to any and all affiliates, subsidiaries, successor entities, whether merged or otherwise, and any and all other related surviving entities of the Fund Company.

11.  Indemnification.
     ---------------

     (a) The Distributor and the Fund Company will indemnify and hold harmless Edwards, each director, officer, employee and agent of Edwards, and each person who is or may be deemed to be controlling, controlled by or under common control with Edwards, from and against any and all direct and indirect claims, damages, losses, liabilities, or expenses (including the reasonable costs of investigation


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and reasonable attorney's fees) resulting from the willful misconduct or negligence, as measured by industry standards, of the Distributor and Fund Company, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement; provided, however, that the Distributor
                                      --------  -------
and/or the Fund Company will not be liable for indemnification hereunder to the extent that the claim, damage, loss, liability, or expense results from the willful misconduct or negligence of Edwards or its affiliates. Such right of indemnification will survive the termination of this Agreement.

     (b) Edwards will indemnify and hold harmless the Fund Company and Distributor each of their directors, officers, employees and agents, and each person who is or may be deemed to be controlling, controlled by or under common control with the Fund Company and Distributor from and against any and all direct and indirect claims, damages, losses, liabilities, or expenses (including the reasonable costs of investigation and reasonable attorney's fees) resulting from the willful misconduct or negligence, as measured by industry standards, of Edwards, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement; provided, however, that Edwards will not
                                      --------  -------
be liable for indemnification hereunder to the extent that the claim, damage, loss, liability, or expense results from the willful misconduct or negligence of the Distributor, Fund Company or its affiliates. Such right of indemnification will survive the termination of this Agreement.

     (c) The names "One Group Mutual Funds" and "Trustees of the One Group Mutual Funds" refer respectively to the Trust created and the Declaration of Trust dated May 23, 1985 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of 'One Group Mutual Funds' entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

12.  Amendments. This Agreement may be amended only by an instrument in writing
     ----------
signed by each party.

13.  Duration and Termination of Agreement.
     -------------------------------------

     (a) This Agreement will continue in effect unless terminated as provided herein. Any party may terminate the Agreement without cause by giving the other party at least sixty (60) days' notice of its intention to terminate. This Agreement will terminate automatically in the event of its "assignment" (as defined in the 1940 Act) and will terminate effective immediately upon notice by either party in the event that the NETWORKING Agreement is terminated. The termination of this Agreement with respect to any given Fund will not cause its termination with respect to any other Fund.

     (b) In the event that (i) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 is filed against a party; (ii) a party files a petition in a bankruptcy or a petition seeking a similar relief under any bankruptcy, insolvency, or similar law, or a proceeding is commenced against a party seeking such relief; or (iii) a party is found by the SEC, the NASD, or any other federal or state regulatory agency or authority to have violated any applicable federal or state law, rule, or regulation arising out of its activities as a broker/dealer or in connection with this Agreement, this Agreement will terminate effective immediately upon notice of termination by the other parties. Each party agrees to notify the other promptly in the event of any such filing or finding of violation.


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     (c)  The failure of a party to terminate this Agreement for a particular cause will not constitute a waiver of the right to terminate this Agreement at a later date for the same or another cause; provided, however, that any
                                          --------  -------
termination for an event specified in paragraph 13(b) above must occur within 120 days of the date on which the terminating party receives notice of the applicable filing or finding of violation.

14.  Arbitration. In the event of a dispute with respect to this Agreement that
     -----------
the parties are unable to resolve themselves, such dispute will be settled by arbitration before arbitrators sitting in St. Louis, Missouri in accordance with the then existing NASD Code of Arbitration Procedure ("NASD Code"). The arbitrators will act by majority decision, and their award may allocate attorneys' fees and arbitration costs between the parties. Their award will be final and binding between the parties, and such award may be entered as a judgment in any court of competent jurisdiction. The parties agree that, to the extent permitted by the NASD Code, the arbitrators will be selected from the securities industry.

15.  Notices. Except as otherwise specifically provided in this Agreement, all
     -------
notices required or permitted to be given under this Agreement will be given in writing and delivered by personal service, by postage prepaid mail--return receipt requested, or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices to the Fund Company will be given or sent to the address specified below:

                    Attention:

     All notices to the Distributor will be given or sent to the address specified below:

                    The One Group Services Company
                    3435 Stelzer Road, Suite 1000
                    Columbus, Ohio 43219
                    Attention: Mark S. Redman

All notices to Edwards will be given or sent to the address specified below:

                    A.G. Edwards & Sons, Inc.
                    Managed Products Department
                    One North Jefferson
                    St. Louis, Missouri 63103
                    Attention: Michael Scafati

     Each party may change the address to which notices will be sent to other party in accordance with this paragraph 15.

16.  Miscellaneous.
     -------------

     (a) In the event of any conflict between this Agreement and the NETWORKING Agreement, the NETWORKING Agreement will prevail.

     (b) This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of choice of laws.


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     (c)  If any provision of this Agreement is held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of the Agreement will continue to be valid and enforceable.

     (d) The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of the Agreement or otherwise affect their meaning or interpretation.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above by a duly authorized representative of the parties hereto:


ONE GROUP MUTUAL FUNDS


By: __________________________                  Date: __________________
    Authorized Representative


______________________________
Name and Title


THE ONE GROUP SERVICES COMPANY


By: __________________________                  Date: __________________
    Authorized Representative


______________________________
Name and Title


 A.G. EDWARDS & SONS, INC.


By: __________________________
    Authorized Representative



                                                Date: __________________
______________________________
Name and Title


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                                   EXHIBIT A
                                   ---------


The Distributor is the principal underwriter and distributor for each of the following Funds:

Arizona Municipal Bond Fund          Class A  681939740  OAMAX
Balanced Fund                        Class A  681937470  OGASX
Bond Fund                            Class A  68231N776  PGBOX
Diversified Equity Fund              Class A  681939815  PAVGX
Diversified International Fund       Class A  68231N867  PGIEX
Diversified Mid Cap Fund             Class A  68231N701  PECAX
Equity Income Fund                   Class A  681937785  OIEIX
Equity Index Fund                    Class A  681937827  OGEAX
Government Bond Fund                 Class A  681937330  OGGAX
Health Sciences Fund                 Class A  68232Q109  OHSAX
High Yield Bond Fund                 Class A  68231N107  OHYAX
Income Bond Fund                     Class A  681937652  ONIAX
Intermediate Tax Free Fund           Class A  681937587  ONTAX
Intermediate Bond Fund               Class A  681937264  OGBAX
International Equity Index Fund      Class A  681937561  OEIAX
Investor Balanced Fund               Class A  681939575  OGIAX
Investor Conservative Growth Fund    Class A  681939641  OICAX
Investor Growth Fund                 Class A  681939674  ONGAX
Investor Growth & Income Fund        Class A  681939617  ONGIX
Kentucky Municipal Bond Fund         Class A  681937371  OKYAX
Large Cap Growth Fund                Class A  681937249  OLGAX

Large Cap Value Fund                 Class A  681937876  OLVAX
Louisiana Municipal Bond Fund        Class A  681939773  PGLAX
Market Expansion Index Fund          Class A  68231N826  OMEAX
Michigan Municipal Bond Fund         Class A  68231N644  PEIAX
Mid Cap Growth Fund                  Class A  681937728  OSGIX
Mid Cap Value Fund                   Class A  681937751  OGDIX
Municipal Income Fund                Class A  681937421  OTBAX
Ohio Municipal Bond Fund             Class A  681937843  ONOHX
Short-Term Bond Fund                 Class A  681937629  OGLVX
Short-Term Municipal Bond Fund       Class A  68231N735  OSTAX
Small Cap Growth Fund                Class A  681939849  PGSGX
Small Cap Value Fund                 Class A  68231N305  PSOAX
Tax-Free Bond Fund                   Class A  68231N685  PMBAX
Technology Fund                      Class A  68231N263  OGTAX
Treasury & Agency Fund               Class A  681939526  OTABX
Ultra Short-Term Bond Fund           Class A  681937314  ONUAX
West Virginia Municipal Bond Fund    Class A  681939716  OGWAX


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